UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2022

Magellan Midstream Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma 74172
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (918) 574-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Units	MMP	New York Stock Exchange

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2022, Michael N. Mears, Chairman of the Board, Chief Executive Officer and President of Magellan GP, LLC (the “Company”), the general partner of Magellan Midstream Partners, L.P. (“Magellan”), informed the board of directors (the “Board”) that he will retire from his positions effective April 30, 2022 (the “Retirement Date”). Following his retirement announcement, the Company and Mr. Mears entered into a retirement agreement. The retirement agreement contains a release of claims in favor of the Company and a non-disparagement provision. In addition, the retirement agreement provides that Mr. Mears is eligible to receive a full bonus under the Company’s 2022 Annual Incentive Program and full vesting of his unvested phantom units, in each case, subject to the achievement of performance goals under such arrangements and his continued employment with the Company through the Retirement Date. The Board then elected Barry R. Pearl, currently the independent Lead Director, as Chairman of the Board effective May 1, 2022.

On January 25, 2022, the Board elected Aaron L. Milford to replace Mr. Mears as Chief Executive Officer and President and as a director of the Board effective May 1, 2022, immediately upon Mr. Mears' retirement. Mr. Milford, 48, currently serves as Chief Operating Officer of the Company and has served in such capacity since 2019. He served as Senior Vice President and Chief Financial Officer from 2015 to 2019. Mr. Milford served as Vice President, Crude Oil Business Development from 2014 to 2015. From 2013 through 2014, he served as Director, Crude Oil Business Development, from 2011 through 2012, as Director, Commercial Development, and from 2007 through 2010, as Director, Business Development. Prior to joining Magellan in 2004, Mr. Milford worked for The Williams Companies, Inc. and MAPCO, Inc. since 1995 in various staff and management positions including the areas of financial planning, business development and mergers and acquisitions. Mr. Milford has a Bachelor of Science in Accounting and an M.B.A. from the University of Tulsa. He is also a Chartered Financial Analyst.

Upon the effective date of his promotion, Mr. Milford will be eligible to participate in the compensation and benefit plans described in the section entitled "Compensation of Directors and Executive Officers" in Magellan's proxy statement relating to its 2021 Annual Meeting of Limited Partners, as filed with the Securities and Exchange Commission on February 18, 2021 (and such descriptions, with the exception of the sub-section entitled "Compensation Committee Report", are incorporated herein by reference). In addition, Mr. Milford’s base salary will be increased to $830,000 per year, his Annual Incentive Program payout percentage will be increased to 125% and, under the Magellan Midstream Partners’ Long-Term Incentive Plan, his 2022 performance-based phantom unit award will be increased by 8,572 units and his 2022 retention-based phantom unit award will be increased by 8,571 units. There are no arrangements or understandings between Mr. Milford and any other person pursuant to which he was selected as an officer. There are no existing relationships between Mr. Milford and Magellan or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2022, Magellan, acting as the sole member of the Company, entered into Amendment No. 2 (the “LLCA Amendment”) to the Third Amended and Restated Limited Liability Company Agreement of the Company. The LLCA Amendment, which is effective as of January 25, 2022, allows for the separation of the offices of Chairman of the Board and Chief Executive Officer. The LLCA Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On January 26, 2022, Magellan issued a press release regarding the matters set forth in Item 5.02. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.     Financial Statements and Exhibits.

Exhibit 3.1    Amendment No. 2 dated January 25, 2022 to Third Amended and Restated Limited Liability Company Agreement of Magellan GP, LLC dated September 28, 2009.

Exhibit 10.1    Retirement Agreement between Magellan GP, LLC and Michael N. Mears dated January 28, 2022.

Exhibit 99.1.    Magellan's press release dated January 26, 2022.

Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its general partner

Date: January 31, 2022	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Vice President and Secretary